EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 14, 2005 (April 29, 2005 as to the effects of the restatement discussed in Note 15), relating to the financial statement schedule of Valassis Communications, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of Valassis Communications, Inc. for the year ended December 31, 2004 in the following Registration Statements of Valassis Communications, Inc.:

Form	Registration No.	Description
Form S-8	33-59670	1992 Long-Term Incentive Plan 1992 Non-Employee Directors’ Stock Compensation Plan
Form S-8	333-00022	1992 Long-Term Incentive Plan
Form S-8	333-00024	Employees’ 401(k) Retirement Savings Plan Employee Stock Purchase Plan Employee and Director Restricted Stock Award Plan Executive Restricted Stock Award Plan
Form S-8	333-52919	1992 Long-Term Incentive Plan
Form S-8	333-50466	Broad-Based Incentive Plan
Form S-8	333-74263	Amended and Restated 1992 Long-Term Incentive Plan
Form S-8	333-87162	Amended and Restated 1992 Long-Term Incentive Plan Broad-Based Incentive Plan
Form S-8	333-104072	2002 Long-Term Incentive Plan
Form S-3	333-65824	Zero Coupon Senior Convertible Notes due 2021
Form S-3	333-107787	Senior Convertible Notes due 2033

DELOITTE & TOUCHE LLP

Detroit, Michigan

April 29, 2005

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